                  STATEMENT REGARDING COMPUTATION OF
                          PER SHARE EARNINGS

                              EXHIBIT 11



                                           Three Months Ended
                                           ------------------
                                        August 3l,        August 3l,
                                          1995              1994
                                          ----              ----

Primary:
Earnings:
Net income                              $2,245,298       $  672,799
Deduct preferred dividends                                 (l2l,438)
                                        ----------        ---------

Income applicable to common
 stock                                  $2,245,298       $  55l,36l
                                        ==========       ==========

Shares:
Weighted average number of common
 shares outstanding                     21,43l,l29       l9,978,478
Assumed exercise of options
 and warrants                            l,905,859        l,4l0,673
                                        ----------       ----------
Weighted average number of common
 shares for primary calculation         23,336,988       21,389,l5l
                                        ==========       ==========

Primary earnings
 per share:                                  $0.10            $0.03
                                             =====            =====



                  STATEMENT REGARDING COMPUTATION OF
                          PER SHARE EARNINGS

                              EXHIBIT 11
                             (Continued)


                                           Three Months Ended
                                           ------------------
                                        August 3l,      August 3l,
                                          1995            1994
                                          ----            ----

Assuming full dilution:
Earnings:
Net income item                        $2,245,298      $   672,799
Deduct preferred dividends                                (l2l,438)
                                       ----------      -----------
Income applicable to common
 stock                                 $2,245,298      $   55l,36l
                                       ==========      ===========


Shares:
Weighted average number of common
 shares outstanding                    21,43l,l29       l9,978,478
Assumed exercise of options and
 warrants                               2,040,488        l,4l0,673
                                       ----------       ----------

Weighted average number of common
 shares assuming full dilution         23,47l,6l7       2l,389,l5l
                                       ==========       ==========

Fully diluted earnings per share:           $0.10            $0.03
                                            =====            =====



                  STATEMENT REGARDING COMPUTATION OF
                          PER SHARE EARNINGS

                              EXHIBIT 11
                              (Continued)


                                            Six Months Ended
                                            ----------------
                                        August 3l,        August 3l,
                                          1995              1994
                                          ----              ----

Primary:
Earnings:
Net income                              $3,866,083       $ 900,945
Deduct preferred dividends                                (425,563)
                                        ----------       ---------

Income applicable to common
 stock                                  $3,866,083       $ 475,382
                                        ==========       =========

Shares:
Weighted average number of common
 shares outstanding                     21,357,653      l8,l29,629
Assumed exercise of options
 and warrants                            l,750,l73         705,337
                                        ----------       ---------
Weighted average number of common
 shares for primary calculation         23,107,826      l8,834,966
                                        ==========      ==========

Primary earnings per share:                  $0.17           $0.03
                                             =====           =====


                  STATEMENT REGARDING COMPUTATION OF
                          PER SHARE EARNINGS

                              EXHIBIT 11
                              (Continued)

                                            Six Months Ended
                                            ----------------
                                        August 3l,        August 3l,
                                          1995              1994
                                          ----              ----
Assuming full dilution:
Earnings:
Net income                              $3,866,083       $  900,945
Deduct preferred dividends                                 (425,563)
                                        ----------       ----------

Income applicable to common
 stock                                  $3,866,083       $  475,382
                                        ==========       ==========

Shares:
Weighted average number of common
 shares outstanding                     21,357,653       l8,l29,629
Assumed exercise of options
 and warrants                            2,088,483          705,337
                                        ----------       ----------

Weighted average number of common
 shares for primary calculation         23,446,l36       l8,834,966
                                        ==========       ==========

Fully diluted earnings per share:            $0.17            $0.03
                                             =====            =====

